Exhibit 99.1
DIAMONDCLUSTER INTERNATIONAL, INC.
QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, Amounts in thousands

	FY 2004				FY 2005				FY 2006
	Q1-04	Q2-04	Q3-04	Q4-04	Q1-05	Q2-05	Q3-05	Q4-05	Q1-06	Q2-06	Q3-06	Q4-06
REVENUE:
Net revenue	$22,835	$26,794	$27,242	$27,951	$32,506	$35,523	$37,730	$39,141	$35,597	$36,554	$34,244	$38,829
Reimbursable expenses	3,194	3,293	3,438	4,209	4,379	4,201	4,021	4,247	4,203	4,900	4,185	5,156

Total revenue	26,029	30,087	30,680	32,160	36,885	39,724	41,751	43,388	39,800	41,454	38,429	43,985

PROJECT PERSONNEL EXPENSES:
Project personnel costs before reimbursable expenses	16,839	18,755	19,330	19,694	21,072	21,634	21,419	22,118	24,271	22,997	25,633	26,210
Reimbursable expenses	3,194	3,293	3,438	4,209	4,379	4,201	4,021	4,247	4,203	4,900	4,185	5,156

Total project personnel expenses	20,033	22,048	22,768	23,903	25,451	25,835	25,440	26,365	28,474	27,897	29,818	31,366

GROSS MARGIN	5,996	8,039	7,912	8,257	11,434	13,889	16,311	17,023	11,326	13,557	8,611	12,619
OTHER OPERATING EXPENSES:
Professional development and recruiting	602	860	1,226	832	1,059	1,288	2,080	1,680	1,410	1,572	1,850	1,857
Marketing and sales	512	720	576	947	762	582	970	1,193	628	961	776	1,157
Management and administrative support	6,281	5,586	5,408	5,584	5,983	5,931	6,079	6,335	5,941	6,230	6,471	6,686
Restructure expense	1,521	—	—	(89)	—		—	—	—	2,350	10	(1,960)
Goodwill / impairment charges		—	—	—

Total other operating expenses	8,916	7,166	7,210	7,274	7,804	7,801	9,129	9,208	7,979	11,113	9,107	7,740

INCOME (LOSS) FROM OPERATIONS	(2,920)	873	702	983	3,630	6,088	7,182	7,815	3,347	2,444	(496)	4,879

OTHER INCOME, NET	427	356	147	424	92	396	390	558	686	868	675	741

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,493)	1,229	849	1,407	3,722	6,484	7,572	8,373	4,033	3,312	179	5,620

INCOME TAX EXPENSE	—	23	(464)	(366)	239	252	432	(14,343)	2,854	1,861	1,208	5,228

INCOME (LOSS) FROM CONTINUING OPERATIONS AFTER TAXES	(2,493)	1,206	1,313	1,773	3,483	6,232	7,140	22,716	1,179	1,451	(1,029)	392

DISCONTINUED OPERATIONS:
Income (Loss) from discontinued operations (net of tax)	(7,560)	(745)	(333)	1,428	(42)	(2,112)	(1,716)	(2,663)	(2,701)	(11,672)	1,658	138

NET INCOME (LOSS)	$(10,053)	$461	$980	$3,201	$3,441	$4,120	$5,424	$20,053	$(1,522)	$(10,221)	$629	$530

BASIC INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME (LOSS) FROM CONTINUING OPERATIONS AFTER TAXES	$(0.08)	$0.04	$0.04	$0.05	$0.10	$0.19	$0.21	$0.67	$0.03	$0.04	$(0.03)	$0.01
INCOME (LOSS) FROM DISCONTINUED OPERATIONS (NET OF TAX)	(0.24)	(0.02)	(0.01)	0.04	(0.00)	(0.06)	(0.05)	(0.08)	(0.08)	(0.35)	0.05	0.00

NET INCOME	$(0.31)	$0.01	$0.03	$0.10	$0.10	$0.12	$0.16	$0.59	$(0.04)	$(0.31)	$0.02	$0.02

DILUTED INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME (LOSS) FROM CONTINUING OPERATIONS AFTER TAXES	$(0.08)	$0.04	$0.04	$0.05	$0.10	$0.18	$0.20	$0.60	$0.03	$0.04	$(0.03)	$0.01
INCOME (LOSS) FROM DISCONTINUED OPERATIONS (NET OF TAX)	(0.24)	(0.02)	(0.01)	0.04	(0.00)	(0.06)	(0.05)	(0.07)	(0.07)	(0.34)	0.05	0.00

NET INCOME	$(0.31)	$0.01	$0.03	$0.09	$0.10	$0.12	$0.15	$0.53	$(0.04)	$(0.30)	$0.02	$0.02

SHARES USED IN COMPUTING BASIC INCOME (LOSS) PER SHARE	32,046	32,440	33,145	33,260	33,385	33,421	33,491	33,759	33,977	33,270	32,521	32,077
SHARES USED IN COMPUTING DILUTED INCOME (LOSS) PER SHARE	32,054	33,892	35,327	35,498	35,299	35,253	36,414	37,623	37,022	34,568	32,521	33,537

The following amounts of stock-based compensation expense are included in each of the respective expense categories reported above:
Project personnel costs before reimbursable expenses	$1,474	$956	$1,126	$673	$1,821	$1,717	$2,004	$1,759	$2,207	$2,027	$2,320	$2,649
Professional development and recruiting	(8)	19	43	17	31	32	(9)	3	12	16	23	16
Marketing and sales	—	20	14	44	46	53	65	84	106	96	79	104
Management and administrative support	55	198	191	143	275	320	357	447	421	618	624	556

Stock-based compensation expense from continuing operations	1,521	1,193	1,374	877	2,173	2,122	2,417	2,293	2,746	2,757	3,046	3,325
Stock-based compensation expense from discontinued operations	4,500	1,089	1,071	1,067	1,348	1,354	1,367	1,239	1,302	616	933	360

Total stock-based compensation expense	$6,021	$2,282	$2,445	$1,944	$3,521	$3,476	$3,784	$3,532	$4,048	$3,373	$3,979	$3,685